Exhibit 5.1
March 14, 2011
NCI Building Systems, Inc.
10943 North Sam Houston Parkway West
Houston, Texas 77064
Attn: Todd R. Moore

Re:	NCI Building Systems, Inc. Registration Statement on Form S-8
Ladies and Gentlemen:
I am Executive Vice President, General Counsel and Corporate Secretary of NCI Building Systems, Inc., a Delaware corporation (the “ Company”), in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the ” Registration Statement”) pursuant to the Securities Act of 1933, as amended (the ” Securities Act”), relating to up to 1,100,000 shares of the Company’s common stock, par value $0.01 per share (the “ Common Stock”), which shares may be issued and sold by the Company pursuant to the NCI 401(k) Profit Sharing Plan (the “ Plan”), including an indeterminate amount of interests to be offered or sold pursuant to the Plan.
I have examined the originals, or copies certified or otherwise identified to my satisfaction, of the Plans and such other corporate records, documents, certificates or other instruments as in my judgment are necessary or appropriate to enable us to render the opinion set forth below. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the authenticity of the originals of such latter documentation. The opinions expressed herein are limited to the laws of the State of Delaware.
Based on the foregoing, I am of the opinion that the 1,100,000 shares of Common Stock and the indeterminate amount of interests that are registered herein have been duly authorized and, when offered or sold in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable. I hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement. In giving such consent, I do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ Todd R. Moore
Todd R. Moore
EVP, General Counsel & Corporate Secretary